AGREEMENT

        THIS AGREEMENT is made and entered into effective this 17th day of November, 2003, between and among XML - GLOBAL TECHNOLOGIES, INC., a Colorado corporation ("XML"), XENOS GROUP INC., an Ontario corporation ("Xenos") and the following individuals: Liang Wang, Kai Xu, Hai Bo Fan and Jianwen Zhang (hereafter the foregoing individuals shall collectively be referred to as the "Developers").

RECITALS

        A.        Effective August 21, 2003, XML and Xenos entered into a Definitive Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which XML agreed to sell to Xenos substantially all of its business assets.

        B.        Effective July 29, 2003, XML and Developers entered into an agreement (the "Developer Agreement") pursuant to which the parties modified certain earlier agreements dated April 14, 2003 (hereafter collectively the "First Agreements") titled the Transfer Agreement, Developer Agreement and Right of First Refusal.

        C.        Under the provisions of the Developer Agreement, the Developers are entitled to receive a certain portion of the purchase price to be paid by Xenos to XML for the XML assets under the Purchase Agreement.

        D.        Under the provisions of the Purchase Agreement, an aggregate of 1,000,000 of Xenos common stock, representing a portion of the purchase price to be paid by Xenos to XML under the Purchase Agreement are to be held by Borden Ladner Gervais LLP ("BLG"), as escrow agent under an Escrow Agreement, to be released after the expiration of 12 months from the closing date of the Purchase Agreement.

        E.        The Developers and XML have agreed that BLG should also serve as escrow agent under the Developer Agreement.

        F.        The Developers have each reached agreements with Xenos to be employed by Xenos following the closing of the Purchase Agreement, as contemplated by the Developer Agreement.

        G.        The parties desire to enter into this Agreement to implement the Purchase Agreement and the Developer Agreement in anticipation of the closing of the Purchase Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree as follows:

        1.        At the closing of the Purchase Agreement (the "Closing"), the parties agree that the cash portion of the purchase price to be paid by Xenos to XML shall be allocated and paid as follows:

                a.        $50,000 to Liang Wang;

                b.        $50,000 to Kai Xu;

                c.        $50,000 to Hai Bo Fan;

                d.        $50,000 to Jianwen Zhang;

                e.        $50,000 payable to the order of "Borden Ladner Gervais LLP Client Trust Account", (the "Developer Holdback") as escrow agent under the Developer Agreement; and

                f.        the balance of the cash portion of the purchase price payable to the order of XML.

        2.        Upon the expiration of 12 months following the Closing, BLG shall pay out of the Developer Holdback to each of the Developers individually, the sum of $12,500; provided, however, that in the event that any of the individual Developers has voluntarily resigned without cause or has been terminated for cause from his employment with Xenos prior to the end of the 12-month period, then such Developer's $12,500 share of the Developer Holdback shall be paid to XML. Any interest earned on such funds shall follow principal.

        3.        At the Closing, Xenos shall deliver to BLG at Closing share certificate(s) representing 1,000,000 shares registered in the name of XML. The share certificate(s) shall be held by BLG, as escrow agent, under the terms of the Escrow Agreement entered into at the Closing referred to in Recital D. Also at the Closing, XML shall deliver to BLG to be held in escrow an irrevocable Stock Power and Assignment, duly executed, with signature medallion guaranteed, and endorsed in blank covering the 1,000,000 Xenos shares. Upon the expiration of four months following the Closing, BLG shall surrender the share certificate(s) representing 1,000,000 shares of Xenos common stock and the Stock Power and Assignment to the Xenos transfer agent with a request that such shares be reissued as follows:

                a.        One certificate representing 750,000 shares issued in the name of XML;

                b.        One share certificate representing 62,500 shares issued in the name of Liang Wang;

                c.        One share certificate representing 62,500 shares issued in the name of Kai Xu;

                d.        One share certificate representing 62,500 shares issued in the name of Hai Bo Fan; and

                e.        One share certificate representing 62,500 shares issued in the name of Jianwen Zhang.

        The foregoing reissued share certificates shall be redelivered to BLG, as escrow agent, until the expiration of 12 months from the Closing Date in accordance with the terms of the Escrow Agreement. Upon the expiration of 12 months from the closing date, the share certificates shall be delivered by BLG in accordance with the terms of the Escrow Agreement to each of the persons in whose name they have been registered.

        4.        It is the intent of the parties that this Agreement implement the provisions of the Developer Agreement, the Purchase Agreement and the Escrow Agreement to be entered into under the Purchase Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement, on the one hand, or the Developer Agreement, the Purchase Agreement or the Escrow Agreement, on the other, the provisions of this Agreement shall control in each instance.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
XML - GLOBAL TECHNOLOGIES, INC.
By:_____________________________________
Its: _____________________________________

XENOS GROUP INC.
By:_____________________________________
Its: _____________________________________

DEVELOPERS:

LIANG WANG
__________________________________________
Liang Wang

KAI XU
__________________________________________
Kai Xu

HAI BO FAN
__________________________________________
Hai Bo Fan

JIANWEN ZHANG
__________________________________________
Jianwen Zhang

Approved and Accepted as to paragraph 2:

BORDEN LADNER GERVAIS, LLP

___________________________________

Approved and Accepted as to paragraph 3:

BORDEN LADNER GERVAIS, LLP

By:_____________________________
        Authorized Agent